EXHIBIT 3.1
RESTATED ARTICLES OF INCORPORATION
OF
ITC HOLDINGS CORP.
Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.The present name of the corporation is: ITC Holdings Corp.
2.The identification number assigned by the Bureau is: 405-95C.
3.The former name(s) of the corporation are: None.
4.The date of filing the original Articles of Incorporation was: November 8, 2002.
The following Restated Articles of Incorporation supersede the Amended and Restated Articles of Incorporation, as amended, for the corporation:

ARTICLE I
Name
The name of the corporation (the “Corporation”) is: ITC Holdings Corp.

ARTICLE II
Purpose
The Corporation is formed to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “MBCA”).

ARTICLE III
Capital Stock
The total number of shares which the Corporation shall have authority to issue: 235,000,000 shares of Common Stock, with no par value of which 226,607,715 shares of Common Stock shall be issued on the date hereof.
ARTICLE IV
Registered Office and Resident Agent
The name of the resident agent is The Corporation Company. The address and mailing address of the registered office of the Corporation is 40600 Ann Arbor Rd E Ste 201, Plymouth, Michigan, 48170.

ARTICLE V
Limitation of Director Liability; Indemnification
No director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, except liability for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the corporation or its shareholders; (3) a violation of §551 of the MBCA, the Michigan Compiled Laws Annotated 450.1551, Michigan Statutes Annotated 21.200(551); or (4) an intentional violation of criminal law. If the MBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the MBCA as so amended. No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
To the maximum extent permitted by the MBCA, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal, including any appeal, by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, member, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), liabilities, judgments, penalties, fines, excise taxes, and amounts paid in settlement actually and incurred by him or her in connection with such action, suit, or proceeding. Indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and may inure to the benefit of such person’s heirs, executors and administrators. The corporation, by provisions in its bylaws or by agreement, may grant to any current or former director, officer, employee or agent of the corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the corporation, indemnification to the fullest extent permitted by the MBCA. Any right to indemnification conferred as permitted by this Article V shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the MBCA), any other provision of these Articles, any provision of the bylaws, any agreement, any vote of shareholders or the Board of Directors or otherwise.
ARTICLE VII
Corporate Action Without Meeting of Shareholders
Any action required or permitted by the MBCA to be taken at an annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of record of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. The written consent shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take corporate action unless, within sixty (60) days after the record date for determining shareholders entitled to express consent to or dissent from a proposal with a meeting, written consents dated not more than ten (10) days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Deliver made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3) of the MBCA.
ARTICLE VIII
Applicability of Chapter 7A
The corporation expressly elects not to be governed by Chapter 7A of the MBCA.

ARTICLE IX
Amendments
The corporation reserves the right to adopt, repeal, alter or amend any provision of these Articles in the manner now or hereafter prescribed by the MBCA and all rights, preferences and privileges conferred on shareholders, directors, officers, employees, agents and other persons in these Articles, if any, are granted subject to this reservation (subject to the last sentence of the first paragraph of Article V).
ADOPTION OF AMENDED AND RESTATED ARTICLES
These Restated Articles of Incorporation were duly adopted on the 14th day of October, 2016 in accordance with the provisions of Sections 611(3), 641 and 642 of the MBCA.

Signed this 14th day of October, 2016

By:     /s/ Joseph L. Welch
Name:    Joseph L. Welch
Title: Chairman, President & CEO

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF MERGER OF ELEMENT ACQUISITION SUB INC.
AND
ITC HOLDINGS CORP.
AND
RESTATED ARTICLES OF INCORPORATION OF ITC HOLDINGS CORP.

Pursuant to the provisions of Section 450.1133 et seq. of the Michigan Business Corporation Act (the “Act”), the undersigned executes the following certificate (this “Certificate of Correction”):

1.	The name of the corporation submitting this Certificate of Correction is ITC Holdings Corp. (the “Corporation”), identification number 40595C.

2.	The Corporation is a corporation formed under the laws of the State of Michigan.

3.
That a Certificate of Merger of Element Acquisition Sub Inc. and ITC Holdings Corp. (the “Merger Certificate”) was filed by the Michigan Department of Licensing and Regulatory Affairs Corporations, Securities & Commercial Licensing Bureau (the “Bureau”) on October 14, 2016 (the “Filing Date”) and the Merger Certificate requires correction.

4.
That Restated Articles of Incorporation of the Corporation (the “Restated Articles”) were attached to the Merger Certificate and were filed with the Bureau in connection therewith on the Filing Date and the Restated Articles require correction.

5.
The inaccuracy or defect contained in the Merger Certificate is that Section 6 of the Merger Certificate erroneously set forth that the number of common shares of the Corporation outstanding on the Filing Date is 153,432,671.

6.
The inaccuracy or defect contained in the Restated Articles is that Article III of the Restated Articles erroneously set forth that the number of shares of common stock of the Corporation issued on the Filing Date is 226,607,715.

7.	Therefore, Section 6 of the Merger Certificate is hereby corrected to read as follows:
“The authorized capital stock of ITC consists of 300,000,000 common shares, with no par value and 10,000,000 preferred shares, with no par value of which 152,079,648 common shares and no preferred shares are outstanding. The common shares of ITC are the only outstanding class or series of shares of capital stock of ITC that is entitled to vote. No class or series of capital stock of ITC is entitled to vote as a class.”

8.	Therefore, Article III of the Restated Articles is hereby corrected to read as follows:
“The total number of shares which the Corporation shall have authority to issue: 235,000,000 shares of Common Stock, with no par value of which 224,203,112 shares of Common Stock shall be issued on the date hereof.”

9.	This Certificate of Correction is hereby executed in the same manner as the Act requires the document being corrected to be executed.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be duly executed by the undersigned as of the 27th day of October, 2016.

ITC HOLDINGS CORP.
By:/s/ Christine Mason Soneral
Name: Christine Mason Soneral
Title: Senior Vice President and      General Counsel

The preparer’s name and contact information is as follows: Kristen Rohr, (212) 819-7596, White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036.